Exhibit 99.1

Combined Financial Statements of

IMW INDUSTRIES GROUP

Year ended April 30, 2010

KPMG Enterprise™	Telephone (604) 793-4700

200 – 9123 Mary Street	Fax (604) 793-4747

Chilliwack BC V2P 4H7

AUDITORS’ REPORT

To the Shareholder of IMW Industries Group

We have audited the accompanying combined balance sheet of IMW Industries Group as at April 30, 2010 and the related combined statements of loss and comprehensive loss, retained earnings (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the IMW Industries Group as at April 30, 2010 and the results of its operations and its cash flows for the year ended April 30, 2010 in conformity with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principals vary in certain significant respects from US generally accepted accounting principles. Information related to the nature and effect of such differences is presented in Note 21 to the combined financial statements.

/s/ KPMG LLP

Chartered Accountants

Chilliwack, Canada

July 15, 2010

IMW INDUSTRIES GROUP

Combined Balance Sheet

April 30, 2010

2010

Assets

Current assets:

Cash	$621,868
Accounts receivable (Note 3)	8,025,899
Accrued revenue	3,008,820
Inventories (Note 4)	9,398,685
Future income taxes (Note 15)	252,879
Prepaid expenses and deposits	915,571
22,223,722

Due from related parties (Note 8)	154,939
Property and equipment (Note 5)	2,612,190
Deferred development costs (Note 6)	186,403

$25,177,254

Liabilities and Shareholder’s Equity

Current liabilities:

Bank indebtedness (Note 7)	$6,693,305
Accounts payable and accrued liabilities	11,351,804
Warranty provision	590,329
Income taxes payable	30,176
Unearned revenue (Note 9)	1,706,851
Current portion of long-term debt (Note 10)	322,247
Current portion of obligations under capital lease (Note 11)	94,061
20,788,773

Long-term debt (Note 10)	133,985
Obligations under capital lease (Note 11)	98,957
Due to related parties (Note 12)	1,278,507
Preferred shares (Note 14)	450,000
Future income taxes (Note 15)	196,841

Shareholder’s Equity:

Share capital (Note 14)	16,966
Contributed surplus	2,561,726
Cumulative translation account	2,763
Deficit	(351,264)
2,230,191

Commitments (Note 17)

Contingent liability (Notes 7 and 13)

Subsequent event (Note 20)

$25,177,254

See accompanying notes to combined financial statements.

IMW INDUSTRIES GROUP

Combined Statement of Loss and Comprehensive Loss

Year ended April 30, 2010

2010

Revenue	$47,639,404
Cost of goods sold	41,292,784
6,346,620
Expenses:

General and administration	5,522,595
Selling expenses	2,605,305
Amortization of development costs	141,702
Amortization	463,711
8,733,313

Loss from operations	(2,386,693)

Other income (expense):

Foreign exchange gain	1,625,011
Interest on operating line	(262,070)
Interest on long-term debt	(39,618)
1,323,323

Loss before income taxes	(1,063,370)

Income taxes recovery (Note 15):

Current	(145,282)
Future	(143,759)
(289,041)

Net loss and comprehensive loss	$(774,329)

See accompanying notes to non-consolidated financial statements.

IMW INDUSTRIES GROUP

Combined Statement of Retained Earnings (Deficit)

Year ended April 30, 2010

2010

Retained earnings, beginning of year	$423,065

Net loss for the year	(774,329)

Deficit, end of year	$(351,264)

See accompanying notes to combined financial statements.

IMW INDUSTRIES GROUP

Combined Statement of Cash Flows

Year ended April 30, 2010

2010

Cash provided by (used in):

Operations:

Net loss	$(774,329)
Items not involving cash:
Amortization of property and equipment	463,711
Amortization of deferred development costs	141,702
Future income taxes	(143,759)
Foreign exchange gain	(23,991)
Change in non-cash operating working capital (Note 16)	(406,423)
(743,089)
Financing:

Increase in bank indebtedness	1,667,680
Proceeds of long-term debt	356,997
Repayment of long-term debt	(234,104)
Payment of obligations under capital lease	(22,425)
1,768,148

Investments:

Advances from related parties	270,388
Property and equipment additions	(945,748)
Investment in projects - deferred development costs	(248,697)
Advances to related party	(153,708)
(1,077,765)

Change in cash position	(52,706)

Cash position, beginning of year	674,574

Cash position, end of year	$621,868

Supplemental cash flow information (Note 16)

See accompanying notes to combined financial statements.

General:

The primary business activity of the IMW Industries Group (the “Group”) is the design, manufacture and sale of natural gas compressors in Chilliwack, BC, and throughout the world.

1.     Significant accounting policies:

(a)         Basis of combination:

The combined financial statements include the accounts of IMW Industries Ltd. (“IMW Canada”), IMW CNG Bangladesh Ltd. (“IMW Bangladesh”), IMW Colombia Ltda. (“IMW Colombia”), IMW Compressors (Shanghai) Co. Ltd. (“IMW Shanghai”) and IMW Industries Inc. (“IMW US”). All of the entities in the Group are 100% controlled directly or indirectly by 652322 B.C. Ltd. All significant inter-company transactions and balances have been eliminated.

(b)   Basis of presentation:

These combined financial statements are presented in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles. A reconciliation to amounts presented in accordance with United States generally accepted accounting principles (“US GAAP”) is detailed in Note 21. In prior years, no combined financial statements were completed.

(c)          Inventories:

Raw material and components are stated at the lower of cost, which is direct material and freight, and net realizable value, on a first-in, first-out basis. Work in progress and finished goods inventory is recorded at the lower of cost, which includes the direct cost of materials plus freight, labour and overhead, and net realizable value.

1.     Significant accounting policies (continued):

(d)         Property and equipment:

Property and equipment are initially recorded at cost.

Amortization is provided using the following methods and annual rates:

Asset	Basis	Rate

Production equipment	Declining balance	9-25%
Computer equipment	Declining balance	18-30%
Computer software	Declining balance	100%
Office equipment	Declining balance	10-20%
Automotive equipment	Declining balance	20-50%

The Group assesses the carrying amount of long-lived assets, including those under capital lease, initially based on the net recoverable amounts determined on an undiscounted cash flow basis. If the carrying amount of an asset exceeds its net recoverable amount, an impairment loss is recognized to the extent that fair value is below the asset’s carrying amount. Fair value is determined based on quoted market prices when available, otherwise on discounted cash flows over the life of the asset.

(e)          Deferred development costs:

The Group expenses development expenditures as incurred unless certain criteria to capitalize an asset have been met. Capitalized expenditures are amortized over the estimated period of production. When it is determined that capitalized costs will not likely be recovered by the future revenue, such capitalized costs are expensed.

(f)           Government assistance:

Repayable government contributions

Claims for assistance under various repayable government contribution agreements are recorded as a liability when conditions indicate that the future repayment is likely. When conditions indicate that repayment is not likely, the grant is applied to reduce development costs. When an agreement expires the balance remaining is recorded as a reduction in the cost of the related asset or expense.

Government grants and assistance

Government grants and assistance are recorded as a reduction of the cost of related assets or expenditures in the period in which eligible expenditures are incurred and the government grant is earned. Grants in excess of costs incurred are included as income.

1.     Significant accounting policies (continued):

(g)   Revenue recognition:

Equipment contract revenue is accounted for under the percentage of completion method prorated based on costs incurred for each contract compared to the estimated total costs. When a loss on a contract can be reasonably estimated, the total estimated amount of the loss is charged to income for the year. Percentage of completion revenues in excess of amounts billed are recorded as accrued revenues. Progress billings in excess of costs incurred and deposits on contracts are recorded as unearned revenue.

Revenues from contracts with multiple-element arrangements, such as those including installation, maintenance and training fees, are recognized as each element is earned based on the relative fair value of each element and only when there are no undelivered elements that are essential to the functionality of the delivered elements.

Revenue from all other products and services is recognized when the product is completed and shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

(h)   Foreign currency translation:

Transaction amounts denominated in foreign currencies are translated into their Canadian dollar equivalents at exchange rates prevailing at the transaction dates. Carrying values of monetary assets and liabilities reflect the exchange rates at the balance sheet date. Translation gains and losses are included in current earnings.

The Group’s subsidiaries are accounted for as self-sustaining foreign subsidiary operations. Subsidiary transaction amounts denominated in foreign currencies are translated into their Canadian dollar equivalents at exchange rates prevailing at the transaction dates. Carrying values of monetary assets and liabilities reflect the exchange rates at the balance sheet date. Translation gains and losses are included in current earnings. Translation gains and losses related to the net investment in foreign subsidiaries are included in the Cumulative Translation Account.

1.     Significant accounting policies (continued):

(i)    Future income taxes:

The Group follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are based on temporary differences between the carrying amount of balance sheet items and their corresponding tax bases. In addition, the future benefits of income tax assets, including unused tax losses, are recognized, subject to a valuation allowance, to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using substantially enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized.

(j)    Financial instruments:

The Group accounts for its financial assets and liabilities in accordance with Canadian generally accepted accounting principles.

The financial instruments are classified into one of five categories: held-for-trading, held-to maturity, loans and receivables, available-for-sale financial assets or other financial liabilities. All financial instruments, including derivatives, are measured in the balance sheet at market value except for loans and receivables, held to maturity investments and other financial liabilities which are measured at amortized cost. Subsequent measurement and changes in market value will depend on their initial classification, as follows: held-for-trading financial assets are measured at market value and changes in market value are recognized in net earnings; available-for-sale financial instruments are measured at market value with changes in market value recorded in comprehensive income.

The Group has designated the following:

(i)        Cash is held-for-trading, being measured at fair value.

(ii)       Accounts receivable and due from related parties are classified as loans and receivables, which are measured at amortized cost.

(iii)      Bank indebtedness, accounts payable and accrued liabilities, long-term debt, capital leases, preferred shares, and due to related parties are classified as other financial liabilities, which are measured at amortized cost.

1.     Significant accounting policies (continued):

(k)   Derivative financial instruments:

Derivative financial instruments are financial contracts whose value is derived from interest rates, foreign exchange rates, or other financial indices.

In the ordinary course of business, the Group enters into various derivative contracts, including foreign exchange contracts. Derivative financial instruments may be undertaken to manage risk from the Group’s exposures to fluctuation in exchange rates related to the U.S. dollar or other currencies and are accounted from on an accrual basis to the extent they meet hedging criteria. Derivative instruments may be undertaken for trading purposes and are accounted for on a mark-to-market basis with the resulting net gain or loss recognized as other income in the Statement of Operations in the current period. The Group does not apply hedge accounting to any of its derivative contracts.

(l)    Use of estimates:

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas of significant estimate include accounts receivable as to their collectability, provisions for slow moving and obsolete inventory, warranties on products sold, useful lives of capital assets, and the repayability of government contributions.

These estimates are reviewed periodically and, as adjustments become necessary they are reported in earnings in the period in which they become known.

2.     Change in accounting policy:

Effective May 1, 2009, the Group adopted the following accounting standards:

(a)   CICA Section 3031, Inventories, which provides more extensive guidance on measurement and expands disclosure requirements to increase transparency. Reversal of previous write-downs to net realizable value when there is a subsequent increase in the value of inventories is now required. Adoption of this standard did not result in any effect on the Group’s financial statements.

(b)   CICA Section 1535, Capital Disclosures, which requires the Group to disclose the nature of any externally imposed capital requirements, whether the Group has complied with those requirements during the period and, when the Group has not complied with externally imposed capital requirements, what the consequences are of such non-compliance.

2. Change in accounting policy (continued):

This standard has not resulted in any additional disclosure in these financial statements as the Group is not subject to any externally imposed capital restrictions.

(c)   CICA Section 1400, General Standards of Financial Statement Presentation. This Section changes the guidance related to management’s responsibility to assess the ability of the Group to continue as a going concern. Management is required to make an assessment of the Group’s ability to continue as a going concern and should take into account all available information about the future, which is at least, but not limited to, 12 months from the balance sheet date. Disclosure is required of material uncertainties related to events that may cast significant doubt upon the Group’s ability to continue as a going concern. Adoption of this standard did not result in any effect on the Group’s financial statements.

(d)   CICA Section 3064, Goodwill and Intangible Assets. This new Section provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets. Adoption of this standard did not have any effect on the Group’s financial statements.

(e)   Amendments to CICA Section 3862, Financial Instruments-Disclosures which enhanced disclosure requirements for financial instruments using a fair value hierarchy. Adoption of this standard did not have any effect on the Group’s financial statements.

3.     Accounts receivable:

2010

Trade receivables	$7,219,216
Government grants receivable (Note 13)	372,000
Other receivables	434,683

$8,025,899

4.     Inventories:

2010

Raw materials and components	$8,121,893
Work in progress	783,956
Finished goods	492,836

$9,398,685

Included in cost of goods sold is $27,771,211 in inventory costs.

5.     Property and equipment:

			2010
		Accumulated	Net book
	Cost	amortization	value

Leasehold improvements	$279,827	$72,254	$207,573

Production equipment	3,104,397	1,531,323	1,573,074

Computer equipment	735,626	483,925	251,701

Computer software	848,814	577,422	271,392

Office equipment	284,626	110,073	174,553

Automotive equipment	349,359	215,462	133,897

	$5,602,649	$2,990,459	$2,612,190

6.     Deferred development costs:

2010

Costs, beginning of year	$79,408
Costs incurred in the year	248,697
Amortization	(141,702)

$186,403

7.     Bank indebtedness:

The Group has an operating line of credit to a maximum of $7,750,000 bearing interest at prime plus 1.25%. In addition, the Group has a bank guarantee line with a limit of $3,000,000, a forward exchange contract line with a limit of $13,750,000, and a MasterCard limit with a maximum of $150,000. These lines of credit are secured by a general security agreement providing a first priority security interest in all present and after acquired personal property of the Group, including specific charges on all serial numbered goods, inventory and other assets, assignment of risk insurance, unlimited corporate guarantees from the shareholder and unlimited personal guarantees. The various lines of credit are due on demand and are subject to financial covenants.

The Group has an operating line of credit for 4,000,000 RMB ($593,000) bearing interest at 6 month Peoples Bank of China rate plus 2.5% and has a bank guarantee line of 1,000,000 RMB ($148,000). These lines are secured by the same security as above.

The Group has a 16,750,000 BDT ($239,000) operating line of credit bearing interest at 14%.

The Group has a 320,000,000 COP ($166,000) operating line of credit bearing interest at Colombia benchmark rate plus 7 to 9%.

The bank guarantee lines allow the Group to provide guarantees and/or standby letters of credit to overseas suppliers or bid/performance deposits on contracts. These amounts are contingencies guaranteed by the Group’s banks.

The forward exchange contract line allows the Group to enter into foreign exchange forward contracts up to the notional limit of $13,750,000. No forward exchange contracts were outstanding at April 30, 2010.

Amounts owing under the MasterCard line are included in accounts payable.

The following tables summarize the various operating lines of credit, the guarantee lines of credit and the amounts outstanding on the lines (all in Canadian dollar equivalent amounts) at April 30, 2010:

	Approved	Amount
	Amount	outstanding

Operating lines of credit:
Canada	$7,750,000	$5,901,733
China	593,000	578,961
Bangladesh	239,000	147,864
Colombia	166,000	64,747

	$8,748,000	$6,693,305

7.     Bank indebtedness (continued):

Borrowings under operating lines of credit are limited based on amounts of approved receivables and inventories.

	Approved	Guarantees
	amount	outstanding

Guarantee lines (contingent liability):
Canada	$3,000,000	$1,859,265
China	148,000	—

	$3,148,000	$1,859,265

The Group was in violation of certain restrictive covenants related to the Canadian lines during the year but was within the covenants at April 30, 2010. The bank has indicated that they are aware of the default and have agreed to forbear the breach.

8.     Due from related parties:

2010

Manly Marine Closures Ltd.	$150,000
416854 B.C. Ltd	3,857
818509 B.C. Ltd	1,082

$154,939

Manly Marine Closures Ltd., 416854 B.C. Ltd. and 818509 B.C. Ltd. and the Group are controlled by the same shareholders.

The advances are without interest or fixed terms of repayment.

9.     Unearned revenue:

Unearned revenue consists of the following:

2010

Customer deposits	$1,268,872
Unearned installation, maintenance and training fees	437,979

$1,706,851

10.       Long-term debt:

2010

Epicor Software Corp, note payable in monthly installments of $15,458 including interest at 5% due March 5, 2011; unsecured	$165,865

GE, capital equipment loan in monthly installments of $4,223 including interest at 6.32% due January 21, 2013; secured by specific equipment	123,350

Banco De Bogota loan payable in Colombian Pesos in monthly installments of 5,685,276 COP ($2,883) plus interest at 12.6%; due November 25, 2012	89,373

GE, capital equipment loan in monthly installments of $4,223 including interest at 6.32% due January 21, 2013; secured by specific equipment	40,145

Vancity Capital loan payable in monthly installments of $4,167 plus interest at prime plus 11.75%; secured by a pari passu interest in all present and acquired intellectual property, corporate and personal guarantees by various related parties, assignment of business insurance proceeds and an assignment of life insurance proceeds; due May 15, 2010	37,499
456,232

Current portion of long-term debt	322,247

$133,985

Long term debt is subject to certain covenants. The Vancity Capital loan due May 15, 2010 has continued on a month to month basis with no change in terms subsequent to the due date.

Principal repayments on long-term debt in each of the next three years are estimated as follows:

2011	$322,247
2012	101,826
2013	32,159

$456,232

11.  Obligations under capital lease:

The Company has financed certain equipment by entering into capital lease arrangements. Capital lease repayments are due as follows:

2010

2011	$105,220
2012	102,194
2013	11,206
218,620

Less amount representing interest, at rates between 6.7% and 14%	(25,602)
Present value of net minimum lease payments	193,018

Current portion of obligations under capital lease	94,061

$98,957

Interest expense of $10,498 relating to capital lease obligations is included in interest on long-term debt.

The net book value of assets under capital lease is $194,321.

12.       Due to related party:

2010

652322 B.C. Ltd.	$1,252,507
Advanced Bending Technologies Inc.	26,000

$1,278,507

The advances from 652322 B.C. Ltd. and Advanced Bending Technologies Inc. are non-interest bearing and without fixed terms of repayment. The repayment of these advances have been postponed under the Group’s banking agreements.

652322 B.C. Ltd. is the parent company of the Group.

Advanced Bending Technologies Inc. and the Group are controlled by the same shareholders.

13.       Contingent liability:

The Group has received, net of a holdback of $372,000 outstanding, $1,860,000 from Natural Resources Canada (“NRC”) towards the development of a high pressure compressed hydrogen fuelling system (the “Contribution Agreement”). Under the Contribution Agreement, the grant is repayable over a ten year period commencing March 31, 2010 at a rate of 2% of revenue related to the project. The development project is now complete and the final report has been sent to NRC. The grant has been netted against specific project costs incurred. Future hydrogen compressor revenues, if any, will result in the 2% payment to NRC in the year earned. As of April 30, 2010, no revenue has been earned related to this project.

The repayment provisions remain in effect for ten years or until Natural Resource Canada has received an amount equal to the total contributions made.

14.  Share capital:

IMW US and IMW Shanghai are wholly-owned subsidiaries of IMW Canada; accordingly, all shares of these companies are eliminated upon combination. IMW Bangladesh is owned 98% by IMW Canada and 2% by 652322 B.C. Ltd. IMW Colombia is 50% owned by each of IMW Canada and 652322 B.C. Ltd.

The authorized and issued share capital is as follows:

2010

Authorized:

IMW Canada
An unlimited number of Class A voting common shares without par value
An unlimited number of Class B voting common shares without par value
An unlimited number of Class C non-voting common shares without par value
An unlimited number of Class D non-voting common shares without par value
An unlimited number of Class E redeemable, retractable non-voting preferred shares without par value, redeemable at $7,885 each.
An unlimited number of Class F, retractable non-voting preferred shares with a par value of $0.01 each
An unlimited number of Class G , retractable non-voting preferred shares without par value, redeemable at $1,000 each.
An unlimited number of Class H, retractable non-voting preferred shares with a par value of $0.01 each, redeemable at $100 each.
IMW Bangladesh
10,000 Common shares
IMW Colombia
1,000 Common shares
Issued:
100 Class A common shares - IMW Canada (100%)	$100
3 Common shares - IMW Bangladesh (2%)	3
500 Common shares - IMW Colombia (50%)	16,863

$16,966

In addition, the Group has issued 450 Class G non-voting preferred shares with a total redemption value of $450,000. As these shares are redeemable, on demand, by the holder, they are recorded as a liability of the Group.

15.       Income taxes:

The tax effect of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at April 30, 2010 are presented below:

April 30,
2010

Future tax assets:
Tax losses carried forward – Shanghai	$17,049
Financing costs - tax deductions	1,668
Warranty provision	164,111
Unrealized inter-company profit	87,100
Deferred development costs	45,926
315,854
Less valuation allowance - Shanghai tax losses	(17,049)
298,805

Future tax liabilities:
Capital assets - net book values in excess of undepreciated capital cost	242,767
242,767

Net future tax asset	$56,038

The net future tax asset is comprised of the following:

Current future tax asset	$252,879
Long-term future tax liability	(196,841)

$56,038

Income tax expense differs from the amount that would be computed by applying the Canadian and Federal and Provincial statutory income tax rates of 29.5% to income before taxes. The reasons for the differences are as follows:

15.       Income taxes (continued):

2010

Loss before income taxes	$(1,063,370)

Computed tax recovery	$(313,694)
Add (deduct):
Impact of higher income tax rates in foreign jurisdictions	26,031
Permanent differences	16,212
Impact of losses in foreign jurisdiction	20,812
Other	(38,402)

$(289,041)

16.  Supplementary statement of cash flow information:

2010

Changes in non-cash operating working capital:
Accounts receivable	$(2,659,961)
Accrued revenue	702,135
Inventories	894,762
Prepaid expenses and deposits	(554,086)
Foreign currency contracts	33,675
Accounts payable and accrued liabilities	1,320,857
Warranty provision	109,031
Unearned revenue	(159,997)
Income taxes	(92,839)

$(406,423)

Supplemental cash flow information:
Interest paid	$300,567
Income taxes paid	$90,371

Non-cash transaction:
Capital assets acquired financed by capital leases	$29,498

17.  Commitments:

The Group has entered into various operating lease agreements with estimated minimum annual payments as follows:

2011	$972,100
2012	772,900
2013	718,800
2014	721,100
2015	750,000
Thereafter	2,062,500

$5,997,400

18.  Related party transactions:

Included in expenses for the year ended April 30, 2010 are management fees totaling $360,000 paid to 416854 B.C. Ltd., a company affiliated with a shareholder of 652322 B.C. Ltd.

This transaction was conducted in the normal course of operations and is measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

19.  Financial instruments:

Credit concentration

As at April 30, 2010, one customer accounted for 27% of accounts receivable and 9% of revenue. Another customer accounts for 14% of revenues but had no receivable balance at April 30, 2010. Approximately 82% of the Group’s accounts receivable are insured by Export Development Canada or are supported by letters of credit from the customer’s bank. The Group believes that there is no unusual exposure associated with the collection of these receivables. The Group performs regular credit assessments of its customers and provides allowances for potentially uncollectable accounts receivable.

Interest rate risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. In seeking to minimize the risks from interest rate fluctuations, the Group manages exposure through its normal operating and financing activities. The Group is exposed to interest rate risk primarily through its long-term borrowing totaling $456,232 and through its bank indebtedness totaling $5,270,946, both of which are subject to changes in the prime rate.

19.  Financial instruments (continued):

A 1% change in prime rate would change interest expense by approximately $52,700 per year.

Foreign exchange risk

Foreign exchange risk is the risk that the value a financial instrument might be adversely affected by due to a change in exchange rates. The Group purchases most of its materials in US dollars and sells its product in various currencies, including US Dollars, Colombian Pesos, Bangladesh Taka and the Renmimbi Yuan. To manage the foreign exchange risk, the Group enters into various derivative foreign exchange contracts.

At April 30, 2010, there were no derivative foreign exchange contracts outstanding.

Fair values

For the Group’s financial instruments that include accounts receivable, bank indebtedness, accounts payable and accrued liabilities and current portions of long term debt and obligations under capital lease, fair values approximate carrying values due to the immediate or short-term maturity of these financial instruments.

For amounts due to or from related parties and preferred shares, it is not practical to estimate fair values as repayment dates, interest rates or other factors are not known.

20.  Subsequent event:

On July 1, 2010, the shareholders of the combined companies agreed to sell the majority of the business assets and operations of the IMW Industries Group.

The closing date for the sale has yet to be determined.

21.  Reconciliation to US Generally Accepted Accounting Principles (“US GAAP”):

The Group prepares its combined financial statements in accordance with Canadian GAAP, which, as applied in these combined financial statements, conform in all material respects to the measurement principles in US GAAP, except as summarized below:

Reconciliation

The effect of material measurement differences between Canadian GAAP and US GAAP on the combined balance sheet and combined statements of loss and comprehensive loss, retained earnings (deficit) and cash flows is summarized as follow:

21.       Reconciliation to US Generally Accepted Accounting Principles (“US GAAP”) (continued):

		2010

(i)	Assets

	Total assets, under Canadian GAAP	$25,177,254

	Deferred development costs expensed (a)	(186,403)

	Total assets, under US GAAP	$24,990,851

(ii)	Liabilities

	Total liabilities, under Canadian GAAP	$22,947,063

	Preferred shares reclassified (b)	(450,000)

	Total liabilities, under US GAAP	$22,497,063

(iii)	Temporary equity

	Total temporary equity, under Canadian GAAP	$—

	Preferred shares reclassified (b)	450,000

	Total temporary equity, under US GAAP	$450,000

(iv)	Retained earnings (deficit)

	Opening retained earnings, under Canadian GAAP	$423,065

	Deferred development costs expensed, under US GAAP - prior year (a)	(79,408)

	Net loss for the year, under US GAAP (Note 23(v))	(881,324)

	Closing deficit, under US GAAP	$(537,667)

(v)	Net loss and comprehensive loss for the year

	Net loss and comprehensive loss for the year, under Canadian GAAP	$(774,329)

	Current year deferred development costs expensed, under US GAAP (a)	(248,697)

	Amortization of deferred development costs reversed (a)	141,702

	Net loss and comprehensive loss for the year, under US GAAP	$(881,324)

21.  Reconciliation to US Generally Accepted Accounting Principles (“US GAAP”) (continued):

		2010

(vi)	Cash flows

	Cash used in operating activities, under Canadian GAAP	$(743,089)

	Adjustment for deferred development costs (a)	(248,697)

	Cash used in operating activities, under US GAAP	$(991,786)

	Cash used in financing activities, under Canadian and US GAAP	$1,768,148

	Cash used in investing activities, under Canadian GAAP	$(1,077,765)

	Adjustment for deferred development costs (a)	248,697

	Cash used in investing activities, under US GAAP	$(829,068)

(a)   Deferred development costs:

US GAAP requires development costs to be charged to expense when incurred. Under Canadian GAAP, development costs are deferred when certain criteria are met, and are amortized over the estimated period of production. The deferred costs would be written off if it is determined that costs will not likely be recovered by the future revenue.

Accordingly, the Group has expensed all development costs as incurred and reversed previously recognized amortization expense for US GAAP purposes for the year presented. For Canadian GAAP, cash flows relating to deferred development costs are reported as investing activities. For US GAAP, these costs would be characterized as operating activities.

(b)   Preferred shares:

The Group has issued preferred shares redeemable at the option of the holder (Note 14). US GAAP requires these preferred shares to be presented as temporary equity outside of equity and liabilities. Any changes in the carrying value of the preferred shares under US GAAP are recorded in equity. Under Canadian GAAP, the preferred shares are classified as a financial liability.

21.  Reconciliation to US Generally Accepted Accounting Principles (“US GAAP”) (continued):

(c)   Income taxes:

US GAAP requires deferred tax assets and liabilities to be measured using tax rates that are enacted at the balance sheet date. Under Canadian GAAP, future tax assets and liabilities are measured using tax rates that are substantively enacted at the balance sheet date. There were no significant differences between enacted and substantively enacted tax rates for the year presented.

In June 2006, FASB issued guidance on recognition and measurement of uncertainties in income taxes under ASC 740 (Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS Statement No. 109). This guidance is effective for the Group’s fiscal year ended April 30, 2008. The adoption of this guidance did not have a significant effect on the Group’s results of operations or financial position.

(d)   Recent adopted US accounting pronouncements:

The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

In July 2009, US GAAP switched to a new codification scheme aimed to simplify US GAAP accounting research. The statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009 and is adopted by the Group in these combined financial statements for the year ended April 30, 2010. The codification did not affect the Group’s combined financial statements as the codification did not change US GAAP.

Subsequent Events

In May 2009, the FASB issued guidance on subsequent events included in ASC Subtopic 855-10 (Statement of Financial Accounting Standards No. 165, Subsequent Events) (“SFAS 165”). The guidance is effective for financial statements ending after June 15, 2009. SFAS 165 establishes general standards of accounting for and disclosure of subsequent events that occur after the balance sheet date. The adoption of this standard did not impact the Group’s combined financial statements for the year ended April 30, 2010.

21.  Reconciliation to US Generally Accepted Accounting Principles (“US GAAP”) (continued):

Business Combinations

In December 2007, the FASB issued a revised standard on accounting for business combinations in ASC Topic 805 (SFAS-141R). The guidance is effective for periods beginning on or after December 15, 2008 and requires fair value measurement for all business acquisitions, including pre-acquisition contingencies. The guidance also expands the existing definition of a business and removes certain acquisition related costs from the purchase price consideration. The provisions are effective for the fiscal year beginning January 1, 2009. The adoption of this standard did not impact the Group’s combined financial statements.

Non-Controlling Interests

In December 2007, the FASB issued ASC Topic 805 (“SFAS-160”) “Non-controlling Interests in Consolidated Financial Statements”, which specifies that non-controlling interests are to be treated as a separate component of equity, not as a liability or other item outside of equity. Because non-controlling interests are an element of equity, increases and decreases in the parent’s ownership interest that leave control intact are accounted for as capital transactions. The statement is effective for business combinations entered into on or after December 15, 2008, and is to be applied prospectively to all non-controlling interests, including any that arose before the effective date. The adoption of this standard did not impact the Group’s combined financial statements for the year ended April 30, 2010.

Multiple-Deliverable Revenue Arrangements

In October 2009, FASB provided amendments to the criteria for separating consideration in multiple-deliverable arrangements, established a selling price hierarchy for determining the selling price of a deliverable, and eliminated the residual method of allocation of consideration by requiring that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method.

FASB also requires expanded disclosures related to multiple-deliverable revenue arrangements, including information about the significant judgments made and changes to those judgments, as well as how the application of the relative selling-price method affects the timing and amount of revenue recognition. These amendments will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Group is currently assessing the impact of these amendments on its combined financial statements.